Exhibit 99.1

Ginkgo Bioworks Reports Fourth Quarter and Full Year 2025 Financial Results, Announces Focus on Autonomous Labs Offerings and Divestiture of its Non-Core Biosecurity Business

Ginkgo provides an update on its fourth quarter and full year financial results

BOSTON, Mass – February 26, 2026 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo”) today announced its results for the fourth quarter and full year ended December 31, 2025. The update, including a webcast slide presentation with additional details on the third quarter, as well as supplemental financial information will be available at investors.ginkgobioworks.com.

Fourth Quarter 2025 Financial Results
•Fourth quarter 2025 Total revenue of $33 million compared to $44 million in the comparable prior year period, Total revenue in the fourth quarter of 2025 decreased 24% from the comparable prior year period.
◦Fourth quarter 2025 Cell Engineering revenue of $26 million compared to $35 million in the comparable prior year period, a decrease of 26%
◦Fourth quarter 2025 Biosecurity revenue of $7 million compared to $9 million in the comparable prior year period
•Fourth quarter 2025 GAAP net loss of $(81) million, compared to $(108) million in the comparable prior year period
•Fourth quarter 2025 Adjusted EBITDA of $(36) million, up from $(57) million in the comparable prior year period, primarily attributable to the decrease in operating expenses in the prior year period
•Cash, cash equivalents and marketable securities balance as of December 31, 2025 of $423 million

“This year, we are going to focus on investing to win in the category of autonomous labs,” said Jason Kelly, co-founder and CEO of Ginkgo Bioworks. “There is an emerging wave of interest in robotics and AI, and our work with the Department of Energy and OpenAI this year shows that Ginkgo is in the best position to bring robotics to an extraordinarily high value area: laboratory research.”

Full Year 2025 Financial Results

•Full year 2025 Total revenue of $170 million, down from $227 million in the prior year, a decrease of 25% driven by the shift from early stage customers to large/enterprise customers along with commercial changes related to the restructuring. Full year 2025 and 2024 also benefited from $8 million and $45 million of non-cash revenue from previously announced releases of deferred revenue relating to the mutual terminations of customer agreements.
◦Full year 2025 Cell Engineering revenue of $133 million, down from $174 million in the prior year, a decrease of 24%. Excluding the non-cash deferred revenue releases discussed above, full year 2025 and 2024 Cell Engineering revenue of $125 million and $129 million, respectively, with 2025 Cell Engineering revenue decreasing 3%, primarily attributed to ongoing program rationalization as part of our restructuring activities. Full year 2025 Biosecurity revenue of $37 million, down from $53 million in the prior year, a decrease of 30%, with full year 2025 Biosecurity gross profit margin of 23%
•Full year 2025 GAAP net loss of $(313) million, compared to $(547) million in the prior year
•Full year 2025 Adjusted EBITDA of $(167) million, improved from $(293) million in the prior year

Biosecurity Business Divestiture

Ginkgo today announced it has reached an agreement to sell the Company’s biosecurity business to a consortium of investors (“Investors”) in exchange for a minority equity position in the business alongside the Investors. Upon completion, the biosecurity business will operate as a standalone private entity focused on building a scaled, biosecurity infrastructure platform for the United States and its global partners. The transaction provides the biosecurity business with greater flexibility and additional resources to pursue near- and long-term growth opportunities.
Per Ginkgo CEO Jason Kelly, “There is rising interest in defense tech in private capital markets and spinning off our biosecurity business into a private entity with new investors allows it to grow faster with more investment than it would inside Ginkgo. This serves Ginkgo in two ways: we are able to participate in the upside of the new entity as a shareholder but importantly we also focus Ginkgo’s cash investment on our autonomous labs business.”

Ginkgo expects to complete the transaction in the first half of 2026, subject to the satisfaction of customary closing conditions.

Recent Business Highlights & Strategic Positioning
•We are making 2026 a year of investment in our autonomous lab.
◦This year, we will focus Ginkgo's efforts on autonomous labs as the common platform for biotechnology research and invest to extend our current lead in technology. We are currently expanding our frontier autonomous lab in Boston to include over 50 RACs, with 50 more expected by the end of the year
◦We will demonstrate the capabilities of autonomous labs by decommissioning the majority of Ginkgo's lab benches, walk-up automation, and workcells and moving our three R&D services businesses onto a single, large autonomous lab
•We are commercializing our autonomous lab through two distinct pathways: through our cloud lab services and by building autonomous labs for customers.
◦We just released the results of a collaboration with OpenAI where they used GPT-5 to design experiments using Ginkgo’s cloud lab. This resulted in achieving a 40% improvement over the state-of-the-art in Cell-Free Protein Synthesis
◦After a pilot, we build and install customized autonomous systems directly at customer sites, allowing them to run workflows in a matter of weeks. We did this for the Pacific Northwest National Laboratory, where we recently dedicated an 18-instrument autonomous anaerobic system and won a $47M contract for a 97-instrument autonomous lab
•Ginkgo continues to hold a strong cash position while winning new deals across Agriculture, Pharma, and the U.S. Government, providing a strong revenue base to position for future growth
◦We ended 2025 with $423 million in cash, cash equivalents and marketable securities
◦Datapoints defined the category of Bio-AI Data Provider, worked with 10 top pharma customers in its first full year.
◦In the fourth quarter of 2025, Solutions announced partnerships with ARPA-H, University of Illinois Urbana-Champaign, Carnegie Mellon, Agricen, Deep Origin and more

Full Year 2026 Outlook
•Ginkgo expects total cash burn of $(150)-$(125) million in 2026.

Conference Call Details
Ginkgo will host a videoconference today, Thursday, February 26, beginning at 4:30 p.m. ET. The presentation will include an overview of the fourth quarter and full year 2025, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on X (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

A webcast link is available on Ginkgo's Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

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If you experience technical difficulties with any of these dial-ins or if you need international dial-in numbers, please visit our website at https://investors.ginkgobioworks.com/events/ for updated dial-in information.

About Ginkgo Bioworks
Ginkgo Bioworks builds the tools that make biology easier to engineer for everyone. The company offers autonomous laboratories that replace manual laboratory work with robotics in the lab, greatly improving the productivity of scientists. Ginkgo's in-house autonomous lab is also available as a "cloud lab" through our Datapoints and Solutions contract research services. For more information, visit ginkgobioworks.com, read our blog, or follow us on social media channels such as X (@Ginkgo), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks), or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release, the presentation, and the conference call and webcast contain certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our plans, including with respect to technology adaptations to meet our customers’ needs, strategies, including with respect to our current expectations, operations and anticipated results of operations, both business and financial, including the timing for attaining Adjusted EBITDA breakeven, potential customer success, including successful application of our offerings by our customers, expected benefits from our strategic partnerships, and expectations with regard to revenue, including our ability to meet all milestones and achieve the maximum revenue available under certain of our customer arrangements, expenses, our full year 2026 outlook, and the market environment, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words "believe," "can," "project," "potential," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) our ability to realize near-term and long-term cost savings associated with our site consolidation plans, including the ability to terminate leases or find sub-lease tenants for unused facilities, (ii) volatility in the price of Ginkgo's securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting Ginkgo's business, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, including with respect to our solutions and tools offerings, (iv) the risk of downturns in demand for products using synthetic biology, (v) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vi) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (vii) the outcome of any pending or potential legal proceedings against Ginkgo, (viii) our ability to realize the expected benefits from and the success of our platform programs and assets, (ix) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, (x) the product development, production or manufacturing success of our customers, (xi) our exposure to the volatility and liquidity risks inherent in holding equity interests in other operating companies and other non-cash consideration we may receive for our services, (xii) the potential negative impact on our business of our restructuring or the failure to realize the anticipated savings associated therewith and (xiii) the uncertainty regarding government budgetary priorities and funding allocated to government agencies, including potential adverse effects from the U.S. government shutdown. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the "Risk Factors" section of Ginkgo's annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2026 and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Financial Measures
Certain of the financial measures included in this release, including Adjusted EBITDA, cash flow and cash burn, have not been prepared in accordance with generally accepted accounting principles ("GAAP"), and constitute "non-GAAP financial measures" as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo's financial performance and prospects. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. These non-GAAP financial measures are supplemental to, and should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for additional information regarding certain of the non-GAAP financial measures included in this release, including a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo's most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$ 167,202	$ 561,572
Marketable securities	255,418	—
Accounts receivable, net	24,026	21,857
Accounts receivable - related parties	229	586
Prepaid expenses and other current assets	24,963	18,729
Total current assets	471,838	602,744
Property, plant and equipment, net	167,783	203,720
Operating lease right-of-use assets	360,918	394,435
Investments	15,066	48,704
Intangible assets, net	56,924	72,510
Other non-current assets	47,167	55,336
Total assets	$ 1,119,696	$ 1,377,449
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 10,566	$ 14,169
Deferred revenue (includes $98 and $795 from related parties)	18,946	27,710
Accrued expenses and other current liabilities	66,458	65,387
Total current liabilities	95,970	107,266
Non-current liabilities:
Deferred revenue, net of current portion (includes $64,787 and $72,260 from related parties)	75,182	98,783
Operating lease liabilities, non-current	417,078	438,766
Other non-current liabilities	22,876	16,576
Total liabilities	611,106	661,391
Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value (Note 13)	6	5
Additional paid-in capital	6,657,053	6,555,416
Accumulated deficit	(6,150,320)	(5,837,557)
Accumulated other comprehensive income (loss)	1,851	(1,806)
Total stockholders’ equity	508,590	716,058
Total liabilities and stockholders’ equity	$ 1,119,696	$ 1,377,449

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share data)

	Year Ended December 31,
	2025	2024	2023
Cell Engineering revenue (1)	$ 132,746	$ 173,972	$ 143,531
Biosecurity revenue:
Service	37,409	53,071	78,975
Product	—	—	28,949
Total revenue	170,155	227,043	251,455
Costs and operating expenses:
Cost of Biosecurity service revenue	31,521	38,549	46,524
Cost of Biosecurity product revenue	—	—	7,481
Cost of other revenue	15,451	5,999	—
Research and development	243,773	424,061	580,621
General and administrative	183,290	246,161	385,025
Impairment of lease assets	—	—	96,210
Goodwill impairment	—	47,858	—
Restructuring charges	11,398	24,172	—
Total operating expenses	485,433	786,800	1,115,861
Loss from operations	(315,278)	(559,757)	(864,406)
Other income (expense):
Interest income	22,616	38,612	57,217
Interest expense	—	(94)	(93)
Loss on equity method investments	—	—	(2,635)
Loss on investments	(16,411)	(28,827)	(54,827)
Loss on deconsolidation of subsidiaries	—	(7,013)	(42,502)
Change in fair value of warrant liabilities	—	5,701	5,168
Other (expense) income, net	(4,527)	3,870	9,138
Total other income (expense)	1,678	12,249	(28,534)
Loss before income taxes	(313,600)	(547,508)	(892,940)
Income tax benefit	(837)	(479)	(71)
Net loss	$ (312,763)	$ (547,029)	$ (892,869)
Net loss per share	$ (5.64)	$ (10.54)	$ (18.37)
Weighted average common shares outstanding:	55,457,676	51,894,639	48,610,507
Comprehensive loss:
Net loss	$ (312,763)	$ (547,029)	$ (892,869)
Other comprehensive income (loss):
Foreign currency translation adjustment	3,531	(4,782)	4,116
Reclassification of foreign currency translation adjustment realized upon sale of foreign subsidiary	—	1,492	—
Unrealized gain on available-for-sale securities	126	—	—
The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share data)

Total other comprehensive income (loss)	3,657	(3,290)	4,116
Comprehensive loss	$ (309,106)	$ (550,319)	$ (888,753)
(1)Includes related party revenue of $8,784, $53,041, and $22,222 for the years ended December 31, 2025, 2024, and 2023, respectively.
The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net loss	$ (312,763)	$ (547,029)	$ (892,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	58,990	63,020	70,507
Stock-based compensation	81,546	112,344	229,884
Goodwill impairment	—	47,858	—
Restructuring related impairment charges	—	4,823	—
Non-cash customer consideration	—	(1,117)	(1,373)
Loss on equity method investments	—	—	2,635
Loss on investments	16,411	28,827	54,827
Change in fair value of notes receivable	5,685	2,014	2,416
Change in fair value of warrant liabilities	—	(5,701)	(5,168)
Change in fair value of contingent consideration liability	(4,232)	3,214	9,168
Loss on deconsolidation of subsidiaries	—	7,013	42,502
Impairment of long-lived assets	—	5,796	121,404
Deferred income tax benefit	(1,364)	(936)	(801)
Loss on disposal of equipment	—	844	842
Non-cash lease expense	30,082	28,095	28,313
Non-cash in-process research and development	—	19,796	9,182
Accretion of discount on marketable securities	(3,390)	—	—
Other non-cash activity	2,064	1,224	3,194
Changes in operating assets and liabilities:
Accounts receivable ($357, $156 and $816 from related parties)	(1,473)	(4,725)	50,068
Prepaid expenses and other current assets	(5,247)	10,085	10,473
Operating lease right-of-use assets	3,814	23,463	9,275
Other non-current assets	296	(1,394)	2,570
Accounts payable	(2,992)	4,771	(1,183)
Accrued expenses and other current liabilities	10,376	(40,438)	16,899
Deferred revenue, current and non-current ($(8,147), $(51,422) and $(17,018) from related parties)	(32,393)	(68,645)	(35,917)
Operating lease liabilities, current and non-current	(27,932)	(14,881)	(22,800)
Other non-current liabilities	11,463	2,094	452
Net cash used in operating activities	(171,059)	(319,585)	(295,500)
Cash flows from investing activities:
Purchases of marketable debt securities	(418,630)	—	—
Maturities of marketable debt securities	159,483	—	—
Proceeds from sale of marketable debt securities	25,899	—	—
Purchases of property and equipment	(7,665)	(62,541)	(40,801)
Deconsolidation of subsidiaries - cash	—	—	(42,980)
Business acquisitions, net of cash acquired	—	(5,400)	—
The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024	2023
Purchases of notes receivable	—	—	(350)
Proceeds from sales of marketable equity securities	—	4,519	—
Proceeds from sale of equipment	574	648	4,428
Other	50	538	(990)
Net cash used in investing activities	(240,289)	(62,236)	(80,693)
Cash flows from financing activities:
Proceeds from ATM offering	19,469	—	—
Payment of issuance costs related to ATM offering	(1,340)	—	—
Proceeds from exercise of stock options	—	84	93
Taxes paid related to net share settlement of equity awards	—	—	(23)
Principal payments on finance leases	(354)	(897)	(1,295)
Contingent consideration payment	—	(922)	(1,411)
Payment of equity issuance costs and other	—	(4)	(580)
Net cash provided by (used in) financing activities	17,775	(1,739)	(3,216)
Effect of foreign exchange rates on cash and cash equivalents	201	(281)	(588)
Net decrease in cash, cash equivalents and restricted cash	(393,372)	(383,841)	(379,997)

Cash and cash equivalents, beginning of year	561,572	944,073	1,315,792
Restricted cash, beginning of year	44,171	45,511	53,789
Cash, cash equivalents and restricted cash, beginning of year	605,743	989,584	1,369,581

Cash and cash equivalents, end of year	167,202	561,572	944,073
Restricted cash, end of year	45,169	44,171	45,511
Cash, cash equivalents and restricted cash, end of year	$ 212,371	$ 605,743	$ 989,584

The accompanying notes are an integral part of these consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Notes to Consolidated Financial Statements
16. Segment Information
The Company operates in two operating and reportable segments: Cell Engineering and Biosecurity. This structure reflects the Company's internal management framework and the approach its CODM uses to evaluate operating results and allocate resources. The Company’s reportable segments are described as follows:
•Cell Engineering consists of end-to-end cell engineering solutions and cell engineering tools offerings for biological R&D. The Company’s cell engineering platform includes R&D services (solutions) where Ginkgo performs technical activities. Our Autonomous Lab is a flexible wet lab built from our Reconfigurable Automation Cart (“RAC”) systems capable of large scale data generation; it powers generative AI and machine learning (“ML”) tools that enable more successful biological R&D. We now offer services providing such data generation, AI and automation tools directly to Ginkgo customers. Cell Engineering revenue is generated primarily through R&D service fees for our solutions and Datapoints services; and design, build, installation and ongoing support fees for our automation solutions (RAC) systems. Historically our solutions deals also included downstream value share in the form of milestone payments, royalties or equity interests.
•Biosecurity consists of the Company’s biomonitoring and bioinformatics support services, offered to both government and non-government customers through the Company's two core offerings: Canopy and Horizon. Biosecurity revenue is generated from fees for data, analytics, and services. Prior to 2024, Biosecurity revenue also included sales of COVID-19 diagnostic and sample collection test kits.
The Company's reportable segments are those for which discrete financial information is available and whose results are regularly provided to the Company’s CODM, consisting of the Chief Executive Officer and the Chief Operating Officer, for the purpose of allocating resources and assessing financial performance. The CODM evaluates the financial performance of the Company’s segments based on segment operating income (loss). The CODM is primarily provided with the segment operating income (loss) on a quarterly basis, as well as during the annual budgeting and forecasting process, and uses this information to monitor the Company’s performance, including budget-to-actual results, and to make decisions about the allocation of operating and capital resources to each segment. For management reporting purposes, the Company’s measure of segment operating income (loss) excludes the impact of stock-based compensation expense, depreciation and amortization, asset impairment charges, restructuring charges, costs associated with excess space, transaction and integration costs associated with planned, completed or terminated mergers and acquisitions, and acquired in-process research and development expenses. The Company has determined its significant segment expenses are cost of revenue for Biosecurity, research and development expenses for Cell Engineering, and general and administrative expenses for both segments, which are regularly provided to the CODM.
The CODM is not provided with asset information by segment; therefore, such information is not presented. The accounting policies used to prepare the reportable segments financial information are the same as those used to prepare the Company’s consolidated financial statements.

Ginkgo Bioworks Holdings, Inc.
Notes to Consolidated Financial Statements
The following table presents summary results of the Company’s reportable segments and a reconciliation of total segment operating loss to consolidated loss before income taxes (in thousands):

	Year Ended December 31,
	2025	2024	2023
Cell Engineering
Revenue	$ 132,746	$ 173,972	$ 143,531
Costs and operating expenses:
Cost of other revenue	13,203	5,999	—
Research and development	158,541	271,512	335,943
General and administrative	56,532	115,028	171,210
Cell Engineering operating loss	(95,530)	(218,567)	(363,622)
Biosecurity
Service revenue	37,409	53,071	78,975
Product revenue	—	—	28,949
Costs and operating expense:
Cost of Biosecurity service revenue	28,897	38,549	46,524
Cost of Biosecurity product revenue	—	—	7,481
Research and development	—	771	1,599
General and administrative	27,443	44,370	55,514
Biosecurity operating (loss) income	(18,931)	(30,619)	(3,194)
Total segment operating loss	(114,461)	(249,186)	(366,816)
Reconciling items to reconcile total segment operating loss to loss before income taxes:
Stock-based compensation (1)	82,704	115,299	234,908
Impairment expense (2)	—	53,654	121,404
Depreciation and amortization	58,990	63,020	70,507
Restructuring charges (3)	11,398	24,172	—
Carrying cost of excess space (net of sublease income) (4)	53,723	25,986	—
Merger and acquisition related expenses (5)	(5,998)	4,417	61,188
Acquired in-process research and development	—	19,849	9,582
Other (income) expense, net (6)	(1,678)	(8,075)	28,535
Loss before income taxes	$ (313,600)	$ (547,508)	$ (892,940)
(1)Includes $1.2 million, $3.0 million, and $5.0 million in related employer payroll taxes for the years ended December 31, 2025, 2024, and 2023, respectively.
(2)For 2024, includes $47.9 million related to goodwill impairment and $5.8 million related to lab equipment. For 2023, includes a $25.2 million impairment loss on lab equipment and a $96.2 million impairment loss on lease assets associated with an exited Zymergen leased facility.
(3)See Note 3, Restructuring, for composition of costs.
(4)The carrying cost of excess space includes base rent, common area maintenance charges, and real estate taxes associated with facilities the Company is not occupying, net of any sublease income from these spaces.

Ginkgo Bioworks Holdings, Inc.
Notes to Consolidated Financial Statements
(5)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery.
(6)Includes interest income, interest expense, loss on investments, losses/gains on deconsolidation of subsidiaries, changes in fair value of certain assets and liabilities, and other gains or losses.

Non-GAAP Information
In addition to our results determined in accordance with GAAP, we use earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA internally to evaluate our performance and make financial and operational decisions. We believe these non-GAAP measures, when viewed with our GAAP results, may be helpful to investors in assessing our operating performance.
We define EBITDA as net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders before the impact of interest income, interest expense, provision for income taxes and depreciation and amortization.
We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation expense, gain or loss on equity method investments, gain or loss on investments, change in fair value of warrant liabilities, gain or loss on deconsolidation of subsidiaries, transaction and integration costs associated with planned, completed or terminated mergers and acquisitions, including related litigation costs, restructuring and impairment charges (inclusive of impairments of goodwill and long-lived assets), costs associated with the bankruptcy filing of our former subsidiary, Zymergen (the “Zymergen Bankruptcy”), and certain other income and expenses. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing activities, investing activities, and certain non-cash charges and other items that are not related to our core operating performance or affect comparability period over period.
Our non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for GAAP performance measures. These measures exclude significant expenses and income required by GAAP, which impacts their alignment with consolidated financial statements. They also rely on management's judgment to determine which items are included or excluded, making them inherently subjective. Additionally, non-GAAP measures lack uniform definitions and may differ from those used by other companies, limiting comparability. A reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is presented below:

	Year Ended December 31,
(in thousands)	2025	2024
Net loss (1)	$ (312,763)	$ (547,029)
Interest income	(22,616)	(38,612)
Interest expense	—	94
Income tax benefit	(837)	(479)
Depreciation and amortization	58,990	63,020
EBITDA	(277,226)	(523,006)
Stock-based compensation (2)	82,704	115,299
Impairment expense (3)	—	53,654
Restructuring charges (4)	11,398	24,172
Merger and acquisition related expenses (5)	(5,998)	4,417
Loss on investments	16,411	28,827
Loss on deconsolidation of subsidiaries	—	7,013
Change in fair value of warrant liabilities	—	(5,701)
Change in fair value of convertible notes	5,685	2,014
Adjusted EBITDA	$ (167,026)	$ (293,311)
(1)All periods include non-cash revenue when earned. For the year ended December 31, 2025 this included $7.5 million in non-cash revenue from the release of a deferred revenue balance associated with the terminated BiomEdit, Inc. (“BiomEdit”) contract. For the year ended December 31, 2024 this included $45.4 million recognized pursuant to the termination of revenue contracts with Motif and $4.5 million in non-cash revenue from the release of a deferred revenue balance associated with the termination of contract with a related party.
(2)For the years ended December 31, 2025 and 2024, includes $1.2 million and $3.0 million, respectively, in related employer payroll taxes.
(3)For 2024, includes $47.9 million related to goodwill impairment and $5.8 million related to lab equipment.
(4)Restructuring charges consist of employee termination costs from the reduction in force commenced in June 2024, as well as the impairment of a right-of-use asset relating to facilities consolidation.
(5)Represents transaction and integration costs directly related to mergers and acquisitions, including: (i) due diligence, legal, consulting and accounting fees associated with acquisitions, (ii) post-acquisition employee retention bonuses and severance payments, (iii) the fair value adjustments to contingent consideration liabilities resulting from acquisitions, and (iv) costs associated with the Zymergen Bankruptcy, as well as securities litigation costs, net of insurance recovery. Not included in this adjustment are acquired in-process research and development expenses, which totaled zero and $19.8 million for the years ended December 31, 2025 and 2024, respectively.